Exhibit 99.1

Forestar Financial Information

as presented in the Segment Information tables

in D.R. Horton’s Q3 FY 2018 press release issued 7/26/18

June 30, 2018
Assets
Cash and cash equivalents	$367.7
Restricted cash	40.0
Residential land and lot inventories - developed, under development, held for development and held for sale	360.8
Investment in unconsolidated entities	18.0
Deferred income taxes, net	1.3
Property and equipment, net	1.8
Other assets	21.2

$810.8

Liabilities
Accounts payable	$7.4
Accrued expenses and other liabilities	72.8
Notes payable	110.5

$190.7

	For the three months ended June 30, 2018	For the Period from October 5, 2017 to June 30, 2018
Revenues	$23.6	$77.0
Cost of sales	10.0	45.5
Selling, general and administrative expense	6.5	25.6
Equity in earnings of unconsolidated entities	(1.0)	(10.1)
Gain on sale of assets	(1.3)	(4.0)
Interest expense	1.6	5.8
Other (income) expense	(2.7)	(4.9)

Income before income taxes	$10.5	$19.1

Summary Cash Flow Information:
Cash used in operating activities		$(219.2)